Exhibit 10.9

Feed Supplier Agreement

Supplier (Party A): Agribrand Purina (Harbin) Feed Co., Ltd.
Purchaser (Party B):  Heilongjiang Xinhua Cattle Industry Co., Ltd.

In consideration of the mutual covenants and agreements as set forth below, and in compliance with the “Contract Law of the People’s Republic of China,” it is hereby covenanted and agreed by both parties as follows:

1.  Cooperation

During the term of this Agreement, Party B shall supply feeds to Party A each month pursuant to Party A’s supplier’s list, while Party B shall make a monthly payment to Party A pursuant to the acceptance list.

2.  Qualitative Requirements

The feeds supplied by Party A shall comply with all applicable national sanitary standards and be suitable for daily consumption by the cows in Party B’s farms.

3.  Term

This Agreement shall be effective for a term of two (2) years, effective from the execution date..

4.  Delivery and Acceptance

1) Time of delivery: Within five (5) days after receipt of Party B’s orders, Party A shall deliver the goods to Party B;

2) Delivery location: Yaokule Village, Changqing County, Fulaerji District, Qiqihar, Heilongjiang Province;

3) Party A shall examine the goods upon delivery; If Party A has any disputes regarding the weight of the goods, Party A may verify with Party B; Party B shall not be responsible for any damages during the transportation.

5.  Payment

Cash payment: Party B shall make the payment by cash at the end of each month.

6.  Breach Liability

     1) In circumstances where one party fails to timely deliver the goods or make the payment, the party shall compensate the other party with 1% of the entire purchase price for each day delayed; For delay over 15 days, the party may termination this Agreement and ask for compensation from the other party;

      2) For damages to Party A resulting from Party B’s failure to provide the necessary acceptance condition, Party B shall compensate Party A for such loss and damages;
      3) Party B may refuse to accept any goods from Party A not in compliance with the qualitative requirements. For serious noncompliance, Party B may terminate the whole agreement; For damages to Party B resulting from the noncompliance, Party B shall be liable for the loss and damages;
      4) Under special circumstances where Party B is no longer in need of the goods from Party A, or Party A does not have sufficient goods to be delivered to Party B, each party shall notify the other at least ten  (10) days in advance before terminating the Agreement. One party shall compensate the other for damages resulting from failure to make such timely notice;
      5) One party shall compensate the other for damages resulting from terminating the Agreement without due cause or unilaterally amending this Agreement.

7.  Force Majeure

If any party fails to perform this Agreement due to force majeure, the party shall timely inform the other of the reason for such failure. After obtaining certificates from relevant authorities, the party may be permitted to postpone or relieve from performing this Agreement.

8.  Dispute Resolution

All disputes arising from the performance of this Agreement shall be settled through timely negotiation by both parties; In the event that the dispute could not be settled through negotiation, any party may submit the dispute to relevant authority for medication, to the arbitration committee for arbitration, or to the people’s court for litigation.

9.  Issues not covered in this Agreement may be governed by supplemental agreements entered into by both parties through negotiation. The supplemental agreement shall have the same legal effect as this Agreement.

10.  This Agreement shall be executed in two (2) copies with each party holding one copy. Each copy shall have the same legal effect.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and become effective as of the date below upon the signature and seals by both parties.

Party A	Party B
Agribrand Purina (Harbin) Feed Co., Ltd.	Heilongjiang Xinhua Cattle Industry Co., Ltd.

Date: December 26, 2010	Date: December 26, 2010